UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2020

Riviera Resources, Inc.

(Exact name of registrant specified in its charter)

Delaware	333-225927	82-5121920
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 2000 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 8, 2020, Riviera Resources, Inc. (“Riviera” or the “Company”), completed the sale of all of the issued and outstanding equity interests (the “Blue Mountain Interests”) of Blue Mountain Midstream LLC (“BMM”), a Delaware limited liability company and wholly owned subsidiary of the Company, contemplated by that certain Membership Interest Purchase Agreement, dated August 23, 2020, (the “Purchase Agreement”), by and between Linn Energy Holdco II, LLC (“Seller”), a wholly owned subsidiary of the Company, Rheinbund, LLC (the “Buyer”) and, solely for purposes of Section 11.16 thereof, Citizen Energy Operating, LLC. Pursuant to the Purchase Agreement, the Company divested all of its Blue Mountain Interests for approximately $111 million in cash (the “Blue Mountain Divestiture”). After customary closing adjustments, transaction costs, and repayment in full of the balance of the BMM senior secured revolving loan facility and accrued interest, the Company received net cash proceeds of approximately $35 million.

The purchase price was determined based on arm’s length negotiations. Prior to the Blue Mountain Divestiture, there were no material relationships outside of the ordinary course of business between the Buyer, on the one hand, and the Company or any of its affiliates, directors, officers or any associate of such directors or officers, on the other hand.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 13, 2020, the Company filed a press release announcing the Blue Mountain Divestiture, among other things. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma financial information.

As previously reported, on October 1, 2020, the Company completed the sale of its interest in Mid-Continent properties located in Oklahoma (the “Mid-Continent Asset Sale”) to Staghorn Petroleum II, LLC under a Purchase and Sale Agreement dated August 4, 2020, for net cash proceeds of approximately $13 million.

The pro forma financial information required by this Item 9.01 is filed as Exhibit 99.2 hereto and is incorporated herein by reference. The unaudited pro forma consolidated and combined balance sheet as of June 30, 2020, has been prepared as if the Blue Mountain Divestiture and the Mid-Continent Asset Sale occurred on that date. The unaudited pro forma consolidated and combined statements of operations for the six months ended June 30, 2020, and for the year ended December 31, 2019, have been prepared as if the Blue Mountain Divestiture and the Mid-Continent Asset Sale occurred on January 1, 2019.

(d) Exhibits.

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated August 23, 2020, by and between Linn Energy Holdco II, LLC, as seller, Rheinbund, LLC, as buyer, and Citizen Energy Operating, LLC.

99.1	Press Release dated October 13, 2020.

99.2	The Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of June 30, 2020, and Pro Forma Condensed Consolidated Statements of Operations of the Company for the six months ended June 30, 2020, and for the year ended December 31, 2019.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2020	RIVIERA RESOURCES, INC.

	By:	/s/ David B. Rottino
	Name:	David B. Rottino
	Title:	President and Chief Executive Officer